Exhibit 8.1

717 Texas Avenue, 16th floor Houston, TX 77002 Tel: +1.713.546.5400 Fax: +1.713.546.5401 www.lw.com

October 11, 2011 Energy Transfer Equity, L.P. 3738 Oak Lawn Avenue Dallas, TX 75219	FIRM / AFFILIATE OFFICES
	Abu Dhabi	Moscow
	Barcelona	Munich
	Beijing	New Jersey
	Boston	New York
	Brussels	Orange County
	Chicago	Paris
	Doha	Riyadh
	Dubai	Rome
	Frankfurt	San Diego
	Hamburg	San Francisco
	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.
Milan

Re:    Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Energy Transfer Equity, L.P., a Delaware limited partnership (the “Partnership”), in connection with the filing of a registration statement on Form S-4 (File No. 333-175461) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the acquisition of Southern Union Company, a Delaware corporation (“Southern Union”), through a merger of Merger Sub (as defined below) with and into Southern Union (the “Merger”), as set forth in the Registration Statement, the form of proxy statement/prospectus contained therein (the “Prospectus”), and the Second Amended and Restated Agreement and Plan of Merger, dated as of July 19, 2011 (as amended from time to time, the “Merger Agreement”), by and among the Partnership, Sigma Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of the Partnership (“Merger Sub”), and Southern Union. You have requested our opinion concerning certain statements in the Prospectus under the caption “Material U.S. Federal Income Tax Consequences.”

This opinion is conditioned upon certain representations made by the Partnership as to factual matters through a certificate of an officer of the Partnership (the “Officer’s Certificate”). In addition, this opinion is based upon facts, assumptions, warranties, statements and representations set forth in the Registration Statement and the Prospectus, as well as the Partnership’s responses to our examinations and inquiries.

In our capacity as counsel to the Partnership, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set

October 11, 2011

forth in the above-referenced documents or in the Officer’s Certificate. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.

We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, foreign laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state. No opinion is expressed as to any matter not discussed herein.

Based on such facts, assumptions and representations and subject to the limitations set forth herein and in the Registration Statement, the Prospectus and the Officer’s Certificate, the statements in the Prospectus under the caption “Material U.S. Federal Income Tax Consequences — U.S. Federal Income Taxation of ETE and its Unitholders,” constitute the opinion of Latham & Watkins LLP as to the material U.S. federal income tax consequences of the matters described therein.

This opinion is rendered to you as of the effective date of the Registration Statement, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement, the Prospectus and the Officer’s Certificate may affect the conclusions stated herein.

This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement and the Prospectus. This opinion may not be relied upon by you for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law, including those persons entitled to receive Partnership common units as a result of the merger.

We hereby consent: (i) to the filing of this opinion as an exhibit to the Registration Statement; (ii) to the discussion of this opinion in the Registration Statement and the Prospectus; (iii) to the reliance on this opinion by Roberts & Holland LLP as described in the Registration Statement and Prospectus; and (iv) to the use of our name under the captions “Material U.S. Federal Income Tax Consequences” and “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Latham & Watkins LLP